UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
February 16, 2022
Date of Report (Date of earliest event reported)
CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36330	26-1989091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)
(415) 829-1400
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Not applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	CSLT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on January 4, 2022, Castlight Health, Inc., a Delaware corporation (“Castlight”), Vera Whole Health, Inc., a Delaware corporation (“Vera”), and Carbon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vera (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on January 19, 2022, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of Castlight Class A common stock, par value $0.0001 per share (the “Class A Shares”), and Class B common stock, par value $0.0001 per share (the “Class B Shares,” and together with the Class A Shares, the “Shares”), at a purchase price of $2.05 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding taxes.

The Offer expired as scheduled at one minute past 11:59 p.m., Eastern Time, on February 16, 2022 (the “Expiration Date”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised Vera and the Purchaser that, as of the Expiration Date, a total of 140,812,345 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered Shares represented approximately 85.9% of the aggregate voting power of all issued and outstanding Shares. Accordingly, the Minimum Condition (as defined in the Merger Agreement) is satisfied. Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

Following consummation of the Offer, Vera completed its combination with Castlight by consummating the merger of Purchaser with and into Castlight (the “Merger”), without a meeting of stockholders of Castlight in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), with Castlight surviving the Merger as a wholly owned subsidiary of Vera (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding that was not tendered and accepted pursuant to the Offer immediately prior to the Effective Time (other than (i) Shares owned directly or indirectly by Parent or Purchaser, (ii) Shares held by Castlight as treasury stock immediately prior to the Effective Time, and (iii) Shares owned by a holder who has properly demanded appraisal under Section 262 of the DGCL and who has not effectively withdrawn such demand) was cancelled and extinguished at the Effective Time and automatically converted into the right to receive an amount in cash equal to $2.05 (which is the same amount per Share paid in the Offer)), without interest and subject to any required withholding taxes (the “Merger Consideration”).

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder of any outstanding stock option or restricted stock unit, (i) each stock option that was vested, outstanding and unexercised, and that had an exercise price per Share underlying such stock option that was less than the Merger Consideration, was cancelled and each holder of such stock option became entitled to receive an amount of cash determined by multiplying (A) the excess of the Merger Consideration over the exercise price per Share underlying such stock option by (B) the number of Shares subject to such stock option, without interest and subject to any required tax withholdings; (ii) each stock option that was unvested, outstanding and unexercised, and that had an exercise price per Share underlying such stock option that was less than the Merger Consideration, was cancelled and each holder of such stock option became entitled to receive, payable in accordance with the same vesting conditions as applied to the stock option immediately prior to the Effective Time, an amount of cash determined by multiplying (A) the excess of the Merger Consideration over the exercise price per Share underlying such stock option by (B) the number of Shares subject to such stock option, without interest and subject to any required tax withholdings; (iii) each stock option, whether or not exercisable or vested, that had an exercise price per Share underlying such stock option that was greater than or equal to the Merger Consideration, was cancelled without payment; (iv) each restricted stock unit that was outstanding and vested was cancelled and each holder of such restricted stock unit became entitled to receive an amount of cash determined by multiplying (A) the Merger Consideration by (B) the number of Shares subject to such restricted stock unit, without interest and subject to any required tax withholdings; and (v) each restricted stock unit that was not an Unvested Director RSU (as defined below) and that was outstanding and unvested was cancelled and each holder of such restricted stock unit became entitled to receive, payable in accordance with the same vesting conditions as applied to the restricted stock unit immediately prior to the Effective Time, an amount of cash determined by multiplying (A) the Merger Consideration by (B) the number of Shares subject to such restricted stock unit, without interest and subject to any required tax withholdings. As of immediately prior to the Effective Time, each restricted stock unit that was then-outstanding and unvested and held by a non-employee director of Castlight (each, an “Unvested Director RSU”) became immediately vested in full and was treated as a vested restricted stock unit at the Effective Time, as described above. As of immediately prior to the Effective Time there were no restricted stock units subject to performance conditions outstanding. Any performance stock units that were earned and remained subject to time-based vesting conditions as of immediately prior to the Effective Time were treated as unvested restricted stock units at the Effective Time, as described above.

The aggregate cash consideration paid by Vera in the Offer and the Merger was approximately $342 million, excluding related transaction fees and expenses. CD&R Fund XI has provided to Purchaser an equity commitment equal to $338 million (the “Equity Financing”). Vera and Purchaser funded the consideration paid to stockholders and holders of outstanding stock options and restricted stock units in the Offer and pursuant to the Merger through the proceeds of the Equity Financing, together with Vera’s and Castlight’s cash on hand.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Castlight’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 5, 2022 and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2022, Castlight (i) notified The New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE (x) suspend trading of the Shares and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Castlight intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Castlight’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, a change in control of Castlight occurred and Castlight is now a wholly owned subsidiary of Vera.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Maeve O’Meara, Bryan Roberts, Ph.D., Seth Cohen, Michael Eberhard, David Ebersman, Ed Park, David B. Singer, Kenny Van Zant and Judith K. Verhave each resigned from his or her respective position as a member of the Castlight Board of Directors, and any committee thereof. These resignations were not a result of any disagreement between Castlight and the directors on any matter relating to Castlight’s operations, policies or practices.

Following the Merger and pursuant to the Merger Agreement, as of the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of Castlight immediately prior to the Effective Time became the officers of the Surviving Corporation. The sole director of Purchaser immediately prior to the Effective Time was Ryan Schmid. The officers of Castlight immediately prior to the Effective Time were Maeve O’Meara, Will Bondurant and Eric Chan. Information regarding the new director has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Vera and Purchaser on January 19, 2022.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Castlight’s certificate of incorporation was amended and restated in its entirety. A copy of Castlight’s Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Castlight’s bylaws were amended and restated in their entirety. A copy of Castlight’s Amended and Restated Bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 17, 2022, Parent issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Vera Whole Health, Inc., Carbon Merger Sub, Inc., and Castlight Health, Inc., Inc., dated January 3, 2022 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Castlight with the SEC on January 5, 2022).

3.1	Amended and Restated Certificate of Incorporation of Castlight Health, Inc.
3.2	Amended and Restated Bylaws of Castlight Health, Inc.
99.1	Press Release, dated February 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLIGHT HEALTH, INC.
Date:	February 17, 2022	By:	/s/ Will Bondurant
Will Bondurant
Chief Financial Officer